Exhibit 10.3
MASTER DEBT RESTRUCTURING AGREEMENT
     This MASTER DEBT RESTRUCTURING AGREEMENT (the “Agreement”) is entered into as of September 2, 2010 (the “Effective Date”) by and among POSTROCK ENERGY CORPORATION, a Delaware corporation (“Parent”), POSTROCK ENERGY SERVICES CORPORATION, a Nevada corporation, formerly known as Quest Resource Corporation (“PESC”), POSTROCK MIDCONTINENT PRODUCTION, LLC, a Delaware limited liability company (“PMP”), POSTROCK MIDSTREAM, LLC, a Delaware limited liability company (“Midstream”), BLUESTEM PIPELINE, LLC, a Delaware limited liability company (“Bluestem”), QUEST CHEROKEE, LLC, a Delaware limited liability company (“Quest Cherokee”; Quest Cherokee, Bluestem, Midstream, PMP, PESC and Parent collectively the “PostRock Parties”), the lenders party to the First Lien Credit Agreement (as defined below) signatory hereto (the “First Lien Lenders” and each, a “First Lien Lender”), Royal Bank of Canada, as administrative agent and collateral agent for the First Lien Lenders (in such capacity, the “First Lien Agent”), the lenders party to the Second Lien Credit Agreement (as defined below) signatory hereto (the “Second Lien Lenders” and each a “Second Lien Lender”), and Royal Bank of Canada, as administrative agent and collateral agent for the Second Lien Lenders (in such capacity, the “Second Lien Agent”), the lenders party to the Bluestem Credit Agreement (as defined below) signatory hereto (the “Bluestem Lenders” and each, a “Bluestem Lender”), Royal Bank of Canada, as administrative agent and collateral agent for the Bluestem Lenders (in such capacity, the “Bluestem Agent”), the lender party to the Holdco Credit Agreement (as defined below) signatory hereto (the “Holdco Lender”), and Royal Bank of Canada, as administrative agent and collateral agent for the Holdco Lender (in such capacity, the “Holdco Agent”)(collectively, the PostRock Parties, First Lien Lenders, Second Lien Lenders, Bluestem Lenders and Holdco Lender, the “Transaction Parties”).
RECITALS
     A. Parent, White Deer Energy L.P., a Cayman Islands exempted limited partnership (“WDE”), White Deer Energy TE L.P., a Cayman Islands exempted limited partnership (“WDETE”) and White Deer Energy FI L.P., a Cayman Islands exempted limited partnership (“WDEFI”; WDEFI, WDETE and WDE collectively the “Investors” and individually an “Investor”), have entered into that certain Securities Purchase Agreement (the “Securities Purchase Agreement”) pursuant to which Parent will issue to the Investors in a private placement shares of Series A Cumulative Redeemable Preferred Stock issued by Parent, together with warrants to purchase common stock and Series B Preferred Stock, for at least $50,000,000, with the Investors reserving $30,000,000 of additional capital to be invested in equity of Parent under the terms and conditions of the Securities Purchase Agreement (the “Investment Transaction”).
     B. Midstream (the successor by merger to Quest Midstream Partners, L.P.), and Bluestem, as borrowers, the Bluestem Lenders, and Bluestem Agent entered into that certain Amended and Restated Credit Agreement, dated November 1, 2007 (as heretofore amended, restated, supplemented or otherwise modified prior to the date hereof, the “Bluestem Credit Agreement”), pursuant to which the Bluestem Lenders extended or committed to extend certain senior credit facilities to Midstream and Bluestem.
     C. PESC, as initial co-borrower, and Quest Cherokee, as borrower, the First Lien Lenders, KeyBank National Association, as documentation agent, and First Lien Agent entered into that certain Amended and Restated Credit Agreement, dated November 15, 2007 (as heretofore amended, restated, supplemented or otherwise modified prior to the date hereof, the “First Lien Credit Agreement”), pursuant to which the First Lien Lenders extended or committed to extend certain first lien senior credit facilities to PESC and Quest Cherokee.
Master Debt
Restructuring Agreement

     D. Quest Cherokee, as borrower, the Second Lien Lenders, KeyBank National Association, as syndication agent, Société Générale, as documentation agent, and the Second Lien Agent entered into a Second Lien Senior Term Loan Agreement dated as of July 11, 2008 (as heretofore amended, restated, supplemented or otherwise modified prior to the date hereof, the “Second Lien Credit Agreement”), pursuant to which the Second Lien Lenders extended or committed to extend certain junior second lien credit facilities to Quest Cherokee.
     E. PESC, as borrower, the Holdco Lender and Holdco Agent entered into that certain Second Amended and Restated Credit Agreement, dated September 11, 2009 (as heretofore amended, restated, supplemented or otherwise modified prior to the date hereof, the “Holdco Credit Agreement”), pursuant to which the Holdco Lender extended or committed to extend certain credit facilities to PESC.
     F. The closing under the Securities Purchase Agreement is conditioned on a restructuring of the indebtedness outstanding under the Bluestem Credit Agreement, First Lien Credit Agreement, Second Lien Credit Agreement and Holdco Credit Agreement (collectively, the “Debt Restructuring Transaction”).
     G. The Bluestem Lenders, the First Lien Lenders, the Second Lien Lenders and the Holdco Lender have agreed to restructure their respective indebtedness under the Bluestem Credit Agreement, First Lien Credit Agreement, Second Lien Credit Agreement and Holdco Credit Agreement (collectively, the “Existing Credit Agreements”) and have negotiated final, definitive amended and restated credit agreements and related documents as set forth on Exhibit A hereto and have delivered executed signature pages thereto which are being held in escrow pending the consummation of the Restructure Transactions (as defined below).
     H. Prior to effecting a restructuring of the indebtedness outstanding under the Existing Credit Agreements and consummating the Investment Transaction contemplated by the Securities Purchase Agreement, Parent desires to engage in a series of corporate transactions involving PESC and affiliates of PESC that includes the amendment of the relevant organizational documents and the amendment or termination of various material agreements that relate to the Parent and its subsidiaries and their intercompany transactions or are impacted by such corporate transactions, including the following: (i) PESC converting to a Delaware close corporation; (ii) Quest Transmission Company, LLC conveying three laterals to Bluestem (provided timely approval to do so is obtained from the Kansas Corporation Commission); (iii) Quest Transmission Company, LLC merging into PostRock Midstream, LLC; (iv) Quest Pipelines (KPC) converting to a Delaware limited liability company named “PostRock KPC Pipeline, LLC”; (v) Quest Kansas Pipeline, L.L.C. and Quest Kansas General Partner, L.L.C. merging into PostRock KPC Pipeline, LLC; (vi) Quest Energy Service, LLC, Quest Mergersub, Inc., Energy & Midstream Partners JV, LLC and Quest Midstream Holdings Corp. each merging into PESC; (vii) PMP merging into Quest Cherokee, Quest Cherokee surviving, and the EIN remaining that of Quest Cherokee; (viii) Quest Cherokee Oilfield Service, LLC and PostRock Midstream, LLC each merging into PESC; (ix) Quest Oil & Gas, LLC merging into Quest Cherokee; (x) Bluestem conveying all vehicles and equipment to PESC; (xi) Quest Cherokee merging into Bluestem, Bluestem surviving, and the EIN remaining that of Bluestem, and Bluestem taking the name “PostRock MidContinent Production, LLC” (collectively, the “Corporate Restructuring Transactions”; collectively the Investment Transaction, the Debt Restructuring Transaction and the Corporate Restructuring Transactions, the “Transaction”).
     I. The period between the Effective Date and the Transaction Closing Date (as defined below) shall be known as the “Transaction Period”.
     J. The Transaction Parties wish to set forth their respective rights and obligations during the Transaction Period.
AGREEMENT

     NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:
1. Consummation of Debt Restructuring Transaction
     1.1 The Debt Restructuring Transaction. Each of the Bluestem Lenders, First Lien Lenders, Second Lien Lenders and Holdco Lender agree that the documents listed on Exhibit A and attached hereto are in final, definitive form, that they have delivered to the Bluestem Agent, First Lien Agent, Second Lien Agent and Holdco Agent, respectively, their respective execution signature page to each such document to be held in escrow and that upon consummation of the Corporate Restructuring Transactions and contemporaneously with the closing of the Investment Transaction such signature pages shall be deemed delivered and may be attached to the relevant document to which they relate. No party hereto shall have the right to require the return of its signature pages or to otherwise revoke or withdraw its signature pages delivered pursuant to this Agreement except pursuant to Section 5.3 hereof. Each such document upon execution and/or attachment of signatures pages for all parties thereto and upon satisfaction of any conditions precedent therein specified (except such conditions precedent as may have been waived by the parties thereto in accordance with the terms thereof) shall thereupon become a valid and binding obligation of the relevant signatory, enforceable against such signatory in accordance with its terms. No changes shall be made, other than typographical and grammatical corrections, to any agreement listed on Exhibit A without the written consent of the required percentage of lenders as specified in the relevant agreement listed on Exhibit A.
          1.1.1 Conditions Precedent. The Debt Restructuring Transaction shall be effective (the “Transaction Closing”) only upon the date (the “Transaction Closing Date”) that the conditions precedent set forth in the Borrowing Base Facility Credit Agreement (as defined in Exhibit A hereto), KPC Pipeline Credit Agreement (as defined in Exhibit A hereto) and Quest Eastern Credit Agreement (as defined in Exhibit A hereto), as determined by the administrative agent specified in each such agreement, are satisfied or waived, as mutually agreed upon by the parties thereto in accordance with the respective terms thereof.
2. Reservation of Lenders’ Rights.
     2.1 Reservation of Bluestem Lenders’ Rights. Until the Transaction Closing Date, nothing in this Agreement shall affect the rights of the Bluestem Lenders with respect to any breach, noncompliance, default or event of default arising under the Bluestem Credit Agreement and the terms of this Agreement do not constitute a waiver of, or agreement not to enforce, any default that has occurred, or any right arising therefrom, under the Bluestem Credit Agreement. The Bluestem Credit Agreement continues in full force and effect and all rights of the Bluestem Lenders continue thereunder until the Transaction Closing Date when the indebtedness owing thereunder will be restructured as provided in the Borrowing Base Facility Credit Agreement and the KPC Pipeline Credit Agreement. Notwithstanding the foregoing, the Bluestem Agent and each Bluestem Lender agree to and do hereby permit any act or action required to consummate, and agree to and do hereby waive compliance with any provision of the Bluestem Credit Agreement or any Loan Document (as defined in the Bluestem Credit Agreement) that would prohibit or restrict, the transactions contemplated by the Debt Restructuring Transaction, Corporate Restructuring Transactions and Investment Transaction; and any notice periods related to any such act or action are hereby waived.
     2.2 Reservation of First Lien Lenders’ Rights. Until the Transaction Closing Date, nothing in this Agreement shall affect the rights of the First Lien Lenders with respect to any breach, noncompliance, default or event of default arising under the First Lien Credit Agreement and the terms of this Agreement do not constitute a waiver of, or agreement not to enforce, any default that has occurred, or any right arising therefrom, under the First Lien Credit Agreement. The First Lien Credit Agreement continues in full force and effect and all rights of the First Lien Lenders continue thereunder until the Transaction Closing Date when the indebtedness owing thereunder will be restructured as provided in the Borrowing Base Facility Credit Agreement. Notwithstanding the foregoing, the First Lien Agent and each First Lien Lender agree to and do hereby permit any act or action required to consummate, and agree to and do hereby waive compliance with any provision of the First Lien Credit Agreement or any Loan Document (as defined in the First Lien Credit Agreement) that would prohibit or restrict, the transactions contemplated by the Debt Restructuring Transaction, Corporate Restructuring Transactions and Investment Transaction; and any notice periods related to any such act or action are hereby waived.
     2.3 Reservation of Second Lien Lenders’ Rights. Until the Transaction Closing Date, nothing in this Agreement shall affect the rights of the Second Lien Lenders with respect to any breach, noncompliance, default or event of default arising under the Second Lien Credit Agreement and the terms of this Agreement do not constitute a waiver of, or agreement not to enforce, any default that has occurred, or any right arising therefrom, under the Second Lien Credit Agreement. The Second Lien Credit Agreement continues in full force and effect and all rights of the Second Lien Lenders continue thereunder until the Transaction Closing Date when the indebtedness owing thereunder will be restructured as provided in the Borrowing Base Facility Credit Agreement. Notwithstanding the foregoing, the Second Lien Agent and each Second Lien Lender agree to and do hereby permit any act or action required to consummate, and agree to and do hereby waive compliance with any provision of the Second Lien Credit Agreement or any Loan Document (as defined in the Second Lien Credit Agreement) that would prohibit or restrict, the transactions contemplated by the Debt Restructuring Transaction, Corporate Restructuring Transactions and Investment Transaction; and any notice periods related to any such act or action are hereby waived.
     2.4 Reservation of Holdco Lender’s Rights. Until the Transaction Closing Date, nothing in this Agreement shall affect the rights of the Holdco Lender with respect to any breach, noncompliance, default or event of default arising under the Holdco Credit Agreement and the terms of this Agreement do not constitute a waiver of, or agreement not to enforce, any default that has occurred, or any right arising therefrom, under the Holdco Credit Agreement. The Holdco Credit Agreement continues in full force and effect and all rights of the Holdco Lender continue thereunder until the Transaction Closing Date when the indebtedness owing thereunder will be restructured as provided in the Quest Eastern Credit Agreement. Notwithstanding the foregoing, the Holdco Agent and the Holdco Lender agree to and do hereby permit any act or action required to consummate, and agree to and do hereby waive compliance with any provision of the Holdco Credit Agreement or any Loan Document (as defined in the Holdco Credit Agreement) that would prohibit or restrict, the transactions contemplated by the Debt Restructuring Transaction, Corporate Restructuring Transactions and Investment Transaction; and any notice periods related to any such act or action are hereby waived.
3.	Representations And Warranties
     3.1 All Parties. Each of the Transaction Parties hereby represents and warrants to each of the other parties that the following statements are true and correct as of the date hereof:
          3.1.1 Power and Authority. It has all requisite power and authority to enter into this Agreement and to carry out the transactions contemplated by, and perform its respective obligations under, this Agreement.
          3.1.2 Authorization. The execution and delivery of this Agreement and the performance of its obligations hereunder have been duly authorized by all necessary action on its part.

          3.1.3 No Conflicts. The execution, delivery, and performance by it of this Agreement do not and shall not (i) violate any provision of law, rule, or regulation applicable to it or its certificate of incorporation or by-laws (or other organizational documents) or (ii) conflict with, result in a breach of, or constitute (with due notice or lapse of time or both) a default under any material contractual obligation to which it is a party or under its certificate of incorporation or by-laws (or other organizational documents).
          3.1.4 Binding Obligation. This Agreement is the legally valid and binding obligation of it, enforceable against it in accordance with its terms, except as enforcement may be limited by bankruptcy, insolvency, reorganization moratorium, or other similar laws relating to or limiting creditors’ rights generally or by equitable principles relating to enforceability.
          3.1.5 Proceedings. No litigation or proceeding before any court, arbitrator, or administrative or governmental body is pending against it that would adversely affect its ability to enter into this Agreement or perform its obligations hereunder.
4. Covenant With Respect To Transfers.
          To the extent any Transfer (as defined below) is otherwise permitted under the terms of the Existing Credit Agreements, each Bluestem Lender, First Lien Lender, Second Lien Lender and the Holdco Lender (for the purposes of this section, each a “Lender”) covenants and agrees not to Transfer any of the Obligations (as defined in the Existing Credit Agreements, as applicable, and when used herein shall carry such meaning) held by it, in whole or in part, unless the transferee agrees in writing to be bound by the terms of this Agreement as though it had been an original signatory hereto. In the event any Lender Transfers any of its Obligations in accordance with the terms of the Existing Credit Agreements, as applicable, as a condition precedent to such Transfer, each Lender agrees to cause the transferee to execute and deliver to the Bluestem Agent, First Lien Agent, Second Lien Agent or Holdco Agent, as applicable, a joinder agreement in form and substance acceptable to such Bluestem Agent, First Lien Agent, Second Lien Agent or Holdco Agent, as applicable, confirming the agreement of such transferee to be bound by the terms of this Agreement as though it had been an original signatory hereto for so long as this Agreement shall remain in effect. As used herein, the term “Transfer” shall mean to, directly or indirectly, (i) sell, pledge, assign, encumber, grant an option with respect to, transfer or dispose of any participation or interest (voting or otherwise) in or (ii) enter into an agreement, commitment or other arrangement to sell, pledge, assign, encumber, grant an option with respect to, transfer or dispose of any participation or interest (voting or otherwise) in, any portion of its right, title or interest in the Obligations, or the act thereof. Each Lender agrees that any Obligations acquired by such Lender following the date of this Agreement and prior to its Termination (as defined below) shall be subject to the terms and conditions of this Agreement and shall be subject to the same treatment in the Transaction as the Obligations held by such Lender as of the date hereof. The provisions of this Section 4 shall cease and be of no further force or effect upon the Termination of this Agreement.
5. Termination
     5.1 This Agreement shall terminate (“Termination”) upon the occurrence of any of the following (provided that no such termination shall relieve any party from liability for its breach or non-performance of its obligations hereunder prior to the date of such termination):
          5.1.1 the Transaction Closing; provided however, that in the event of a Termination pursuant to this clause 5.1.1., the last sentences of Section 2.1 through Section 2.4 hereof shall survive as such provisions affect or otherwise relate to actions taken by the PostRock Parties during the Transaction Period;

          5.1.2 the termination of the Securities Purchase Agreement pursuant to the terms of Section 5.1 thereof;
          5.1.3 the commencement of any bankruptcy proceeding of any PostRock Party or any of their subsidiaries; and
          5.1.4 October 1, 2010.
     5.2 As to a Termination pursuant to clause 5.1.2, the PostRock Parties shall be entitled to cure, at their own expense, any Default (as defined in the Existing Agreements, as applicable, and when used herein shall carry such meaning) or Event of Default (as defined in the Existing Agreements, as applicable, and when used herein shall carry such meaning) under the Existing Credit Agreements caused by the consummation of the Corporate Restructuring Transactions or any lack of notice or consent with respect thereto, within forty-five (45) days of such Termination. Any time period relating to the Corporate Restructuring Transactions under the Existing Credit Agreements shall begin to run anew as of the date of such Termination as if such Corporate Restructuring Transactions had not been consummated; and the PostRock Parties shall be entitled to cure any such Default or Event of Default by unwinding some or all of the Corporate Restructuring Transactions within such forty-five (45) day period, or by giving timely notice to, or obtaining consent from, one of more of (or, as applicable, the required percentage of) the First Lien Agent, the Second Lien Agent, the Bluestem Agent, the Holdco Agent, the First Lien Lenders, the Second Lien Lenders, the Bluestem Lenders, and the Holdco Lender with respect to the Corporate Restructuring Transactions, to the extent required by and pursuant to the terms of the Existing Credit Agreements.
     5.3 Upon any Termination pursuant to clause 5.1.2, clause 5.1.3 or clause 5.1.4, the Bluestem Agent, First Lien Agent, Second Lien Agent and Holdco Agent, respectively, shall return the escrowed signature pages held by each of them to the applicable Bluestem Lender, First Lien Lender, Second Lien Lender and Holdco Lender, as the case may be, which signed such signature pages.
6. Miscellaneous Matters
     6.1 Integration. This Agreement sets forth in full the terms of agreement between the parties. Nothing herein amends, supersedes or replaces any term or provision of the Existing Credit Agreements or any of such agreements’ respective Loan Documents (as defined therein) except, in the event of a Termination under clause 5.1.1 hereof, for waivers and consents under the last sentences of Section 2.1 through Section 2.4 hereof as such relate to actions by the PostRock Parties occurring during the Transaction Period.
     6.2 Amendment. No term of this Agreement may be modified or amended except by a written agreement executed by the parties hereto.
     6.3 WAIVER OF JURY TRIAL. EACH OF THE PARTIES TO THIS AGREEMENT HEREBY IRREVOCABLY WAIVES ALL RIGHT TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS AGREEMENT.
     6.4 Advice of Counsel. Each of the parties represents to each other party hereto that it has discussed this Agreement with its counsel.
     6.5 No Strict Construction. This Agreement has been prepared through the joint efforts of all of the parties. Neither the provisions of this Agreement nor any alleged ambiguity shall be interpreted or resolved against any party on the ground that such party’s counsel drafted this Agreement, or based on any other rule of strict construction. Each of the parties hereto represents and declares that such party has carefully read this Agreement, and that such party knows the contents thereof and signs the same freely and voluntarily. The parties hereby acknowledge that they have been represented by legal counsel of their own choosing in negotiations for and preparation of this Agreement and that each of them has read the same and had their contents fully explained by such counsel and is fully aware of their contents and legal effect.
     6.6 GOVERNING LAW. THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE CONSTRUED IN ACCORDANCE WITH AND BE GOVERNED BY THE LAW OF THE STATE OF NEW YORK (WITHOUT REFERENCE TO THE CHOICE OF LAW PROVISIONS OF NEW YORK LAW).
     6.7 Jurisdiction. The parties hereto agree that all disputes between any of them arising out of, connected with or related to or incidental to the relationship established between any of them in connection with this Agreement, and whether arising in contract, tort, equity or otherwise, shall be brought in or removed to the state or federal courts located in the State of New York, in and for the Borough of New York, or of the United States of America for the Southern District of New York, in each case sitting in Manhattan, but the parties hereto acknowledge that any appeals from those courts may have to be heard by a court located outside such locations. The parties hereto waive in all disputes any objection that they may have to the location of jurisdiction of the court designated to consider such dispute in accordance with the first sentence of this Section 6.7.
     6.8 Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page of this Agreement by telecopy, facsimile, photocopy or by sending a scanned copy by electronic mail shall be effective as delivery of a manually executed counterpart of this Agreement. Any signature page of a counterpart may be detached therefrom without impairing the legal effect of the signatures thereon and attached to another counterpart identical in form thereto but having attached to it one or more additional signature pages signed by other parties.
     6.9 Section Headings. Section headings in this Agreement are included herein for convenience of reference only and shall not constitute a part of this Agreement for any other purposes.
     6.10 Successors and Assigns; No Third Party Beneficiaries. This Agreement shall be binding on and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns, except as otherwise provided herein. The terms and provisions of this Agreement are for the purpose of defining the relative rights and obligations of the parties hereto with respect to the transactions contemplated hereby and no person shall be a third party beneficiary of any of the terms and provisions of this Agreement. Except as provided in Section 4, none of the parties hereto shall assign or transfer any of their rights or obligations hereunder without the written consent of the other parties and then only to a person who has agreed to be bound by the provisions of this Agreement.
     6.11 Specific Performance. Each party hereto recognizes and acknowledges that a breach by it of any covenants or agreements contained in this Agreement will cause other parties to sustain damages for which such parties would not have an adequate remedy at law for money damages, and therefore each party hereto agrees that in the event of any such breach, such other parties shall be entitled to the remedy of specific performance of such covenants and agreements and injunctive and other equitable relief in addition to any other remedy to which such parties may be entitled, at law or in equity.

     6.12 Remedies Cumulative. All rights, powers, and remedies provided under this Agreement or otherwise available in respect hereof at law or in equity shall be cumulative and not alternative, and the exercise of any right, power, or remedy thereof by any party shall not preclude the simultaneous or later exercise of any other such right, power, or remedy by such party.
     6.13 No Waiver. The failure of any party hereto to exercise any right, power, or remedy provided under this Agreement or otherwise available in respect hereof at law or in equity, or to insist upon compliance by any other party hereto with its obligations hereunder, and any custom or practice of the parties at variance with the terms hereof, shall not constitute a waiver by such party of its right to exercise any such or other right, power, or remedy or to demand such compliance.
     6.14 Severability. If any portion of this Agreement shall be held to be invalid, unenforceable, void or voidable, or violative of applicable law, the remaining portions of this Agreement so far as they may practicably be performed shall remain in full force and effect and binding on the parties hereto, provided that, this provision shall not operate to waive any condition precedent to any event set forth herein, or in the Transaction Documents.
     6.15 Further Assurances. From time to time during the Transaction Period, at the request of any party hereto and without further consideration, the other party or parties hereto shall make commercially reasonable efforts to execute and deliver to such requesting party such instruments and documents and take such other commercially reasonable action (but without incurring any material financial obligation) as such requesting party may reasonably request in order to consummate more fully and effectively the transactions contemplated hereby.
     6.16 Effectiveness of Agreement. This Agreement shall become effective upon the execution and delivery on or prior to the Effective Date of counterparts thereof by the signatories set forth below.
[SIGNATURE PAGES FOLLOW]

     IN WITNESS WHEREOF, each of the parties have caused this Agreement to be executed and delivered by its duly authorized officer as of the date first above written.

POSTROCK ENERGY CORPORATION,

By:	/s/ David C. Lawler

David C. Lawler, President and Chief Executive Officer

POSTROCK ENERGY SERVICES CORPORATION,

By:	/s/ David C. Lawler

David C. Lawler, President and Chief Executive Officer

POSTROCK MIDCONTINENT PRODUCTION, LLC,

By:	POSTROCK ENERGY SERVICES CORPORATION,
Its sole member

	By:		/s/ David C. Lawler

David C. Lawler, President
and Chief Executive Officer

POSTROCK MIDSTREAM, LLC,
as a Borrower,

By:	POSTROCK ENERGY SERVICES CORPORATION,
Its sole member

	By:		/s/ David C. Lawler

David C. Lawler, President
and Chief Executive Officer

BLUESTEM PIPELINE, LLC,
as a Borrower,

By:	POSTROCK MIDSTREAM, LLC,
Its sole member

	By:		POSTROCK ENERGY SERVICES CORPORATION,
Its sole member

		By:	/s/ David C. Lawler David C. Lawler, President
and Chief Executive Officer

QUEST CHEROKEE, LLC,
as a Borrower,

By:	POSTROCK MIDCONTINENT PRODUCTION, LLC,
Its sole member

	By:	POSTROCK ENERGY SERVICES CORPORATION,
Its sole member

		By:	/s/ David C. Lawler David C. Lawler, President
and Chief Executive Officer

ROYAL BANK OF CANADA, as a Bluestem Lender, a First Lien Lender, a Second Lien Lender and Holdco Lender
By:	/s/ Leslie P. Vowell
Leslie P. Vowell
Attorney-in-Fact

SUNTRUST BANK, as a Bluestem Lender
By:	/s/ Janet R. Naifeh
Janet R. Naifeh
Senior Vice President

KEYBANK NATIONAL ASSOCIATION, as a First Lien Lender and as a Second Lien Lender
By:	/s/ Robert F. Pollis, Jr.
Robert F. Pollis, Jr.
Senior Vice President

U.S. BANK NATIONAL ASSOCIATION, as a Bluestem Lender and as a First Lien Lender
By:	/s/ Saqib Khawaja
Saqib Khawaja
Vice President

SOCIÉTÉ GÉNÉRALE, as a First Lien Lender and as a Second Lien Lender
By:	/s/ Cameron Null
Cameron Null
Vice President

WELLS FARGO BANK, N.A., as a First Lien Lender, successor in interest to Wachovia Bank National Association
By:	/s/ Ronald F. Bentien, Jr.
Ronald F. Bentien, Jr.
Director

COMERICA BANK, as a Bluestem Lender and as a First Lien Lender
By:	/s/ James A. Morgan
James A. Morgan
Vice President

RZB FINANCE, LLC, as a First Lien Lender
By:	/s/ John A. Valiska
John A. Valiska
First Vice President

By:	/s/ Christoph Hoedl
Christoph Hoedl
First Vice President

COMPASS BANK, as a Bluestem Lender, successor in interest to Guaranty Bank, fsb
By:	/s/ John W. Wood
John W. Wood
Vice President

BNP PARIBAS, as a Bluestem Lender, successor in interest to Fortis Capital Corp.
By:	/s/ Larry Robinson
Larry Robinson
Director

By:	/s/ Betsy Jocher
Betsy Jocher
Director

BANK OF OKLAHOMA, N.A., as a Bluestem Lender
By:	/s/ Timothy F. Sheehan
Timothy F. Sheehan
Senior Vice President

AMEGY BANK NATIONAL ASSOCIATION, as a First Lien Lender and as a Second Lien Lender
By:	/s/ Terry Owen McCarter
Terry Owen McCarter
Senior Vice President